Exhibit 99.1
Contact: Michael Mitchell
The Medicines Company
973-290-6000
michael.mitchell@themedco.com
FOR IMMEDIATE RELEASE:

THE MEDICINES COMPANY REPORTS FIRST QUARTER 2013 FINANCIAL RESULTS
23% INCREASE IN NET REVENUE TO $156 MILLION

PARSIPPANY, NJ, Apr 24, 2013 --The Medicines Company (NASDAQ: MDCO), a global biopharmaceutical company focused on saving lives, alleviating suffering and improving the economic efficiency of the world's leading hospitals, today announced first quarter financial results for 2013.
Financial highlights for the first quarter of 2013 were as follows:

•	Net revenue increased by 23% to $155.8 million for the first quarter of 2013 from $126.6 million in the first quarter of 2012.

•	Angiomax US sales increased by 14% to $131.3 million in the first quarter of 2013 compared to $115.5 million in the first quarter of 2012.

•	Recothrom US sales were $8.6 million for the period from February 8, 2013 (closing date) through March 31, 2013.

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Angiomax/Angiox international net revenue in the first quarter of 2013 increased by 9% to $11.6 million compared with $10.6 million in the first quarter of 2012. This included a 16% increase in Europe.

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Net loss for the first quarter of 2013 was $11.6 million, or $0.21 per share, compared with net income of $7.6 million, or $0.14 per share, for the first quarter of 2012. The first quarter of 2013 includes one-time expenditures in the amount of $34.8 million, including licensing costs of $25 million for a transaction with Alnylam on the PCSK9 RNAi hypercholesterolemia program, a restructuring charge of $6.2 million, and $3.6 million of costs related to the Incline (IONSYSTM) and Recothrom® transactions.

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Adjusted net income for the first quarter of 2013 increased 66% to $17.7 million, or $0.31 per share, compared to adjusted net income of $10.7 million, or $0.19 per share, for the first quarter 2012. Adjusted net income excludes upfront collaboration payments, amortization of acquired intangible assets, acquisition related charges, restructuring charges, stock-based compensation expense, non-cash interest and net income tax adjustments.

Glenn Sblendorio, President and Chief Financial Officer of The Medicines Company, stated, "First quarter 2013 revenue growth puts us on a positive trajectory this year and continues momentum from recent performance and net loss for the quarter is slightly better than our guidance. We also advanced our portfolio of acute and intensive care hospital medicines, as we recently completed enrollment in the oritavancin Phase 3 SOLO-2 trial and reported the positive results of the Phase 3 cangrelor PHOENIX trial. We also added to the portfolio three new assets, including the acquisition of IONSYS and the license of Recothrom and the PCSK9 program."
In addition to financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted financial measures that we believe provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. These adjusted measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. We typically exclude certain GAAP items that management does not believe affect our basic operations and that do not meet the GAAP definition of unusual or non-recurring items. Other companies may define these measures in different ways. See the attached Reconciliations of GAAP to Adjusted Net Income for explanations of the amounts excluded and included to arrive at adjusted net income and adjusted earnings per share amounts for the three- month periods ended March 31, 2013 and March 31, 2012.

There will be a conference call with management today at 8:30 a.m. Eastern Time to discuss first quarter 2013 financial results, operational developments and outlook. The conference call will be available via phone and webcast. The webcast can be accessed at The Medicines Company website at www.themedicinescompany.com.

The dial in information is listed below:
Domestic Dial In: 877 474 9503
International Dial In: 857 244 7556
Passcode for both dial in numbers: 37313351

Replay is available from 10:30 a.m. Eastern Time following the conference call through May 8, 2013. To hear a replay of the call dial 888 286 8010 (domestic) and 617 801 6888 (international). Passcode for both dial in numbers is 12073390.

This call is being webcast and can be accessed via The Medicines Company website at www.themedicinescompany.com.

About The Medicines Company
The Medicines Company (NASDAQ: MDCO) provides medical solutions to improve health outcomes for patients in acute and intensive care hospitals worldwide. These solutions comprise medicines and knowledge that directly impact the survival and well being of critically ill patients. The Medicines Company's website is www.themedicinescompany.com.

Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes," "anticipates" and "expects" and similar expressions, including the Company's preliminary revenue results, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements.  Important factors that may cause or contribute to such differences include the extent of the commercial success of Angiomax, the Company's ability to develop its global operations and penetrate foreign markets, whether the Company's products will advance in the clinical trials process on a timely basis or at all, whether the Company will make regulatory submissions for product candidates on a timely basis, whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all, whether physicians, patients and other key decision makers will accept clinical trial results, risks associated with the establishment of international operations, whether the Company is able to obtain or maintain patent protection for the intellectual property relating to the Company's products; and such other factors as are set forth in the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company's Annual Report on Form 10-K filed on March 1, 2013, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

The Medicines Company
Condensed Consolidated Statements of Operations

(in thousands, except per share data)	Three months ended March 31,
	2013	2012

Net revenue	$155,753	$126,610
Operating expenses:
Cost of revenue	56,714	38,663
Research and development	58,196	32,778
Selling, general and administrative	63,482	43,186
Total operating expenses	178,392	114,627

(Loss) income from operations	(22,639)	11,983
Co-promotion income	3,750	—
Interest expense	(3,674)	—
Other income	198	62
(Loss) income before income taxes	(22,365)	12,045
Benefit (provision) for income taxes	10,759	(4,474)

Net (loss) income	(11,606)	7,571
Net loss attributable to non-controlling interest	33	—
Net (loss) income attributable to The Medicines Company	$(11,573)	$7,571

Basic (loss) earnings per common share attributable to The Medicines Company	$(0.21)	$0.14
Shares used in computing basic earnings per common share	54,047	54,037

Diluted (loss) earnings per common share attributable to The Medicines Company	$(0.21)	$0.14
Shares used in computing diluted earnings per common share	54,047	55,672

Balance Sheet Items
(in thousands)	March 31,	December 31,
	2013	2012
	(unaudited)
ASSETS
Cash, cash equivalents and available for sales securities	$252,083	$570,321
Total assets	1,113,521	972,182
Convertible senior notes (due 2017)	228,555	226,109
Stockholders' equity	612,374	586,222

The Medicines Company
Reconciliation of GAAP to Adjusted Net Income
(unaudited)

		Three months ended March 31,
(in thousands)		2013	2012

Net (loss) income attributable to The Medicines Company - GAAP		$(11,573)	$7,571
Before tax adjustments:
Cost of revenue: (excluding amortization of acquired intangible assets)
Stock based compensation expense	(1)	59	35
Restructuring charges	(2)	573
Research and development:
Stock based compensation expense	(1)	791	545
Restructuring charges	(2)	1,146
Upfront collaboration payments	(3)	25,000
Selling, general and administrative: (excluding amortization of acquired intangible assets)
Stock based compensation expense	(1)	3,761	2,534
Restructuring charges	(2)	4,438
Expenses incurred for certain transactions	(5)	3,588
Amortization of acquired intangible assets	(4)	4,573	1,597
Other:
Non-cash interest expense	(6)	2,728	—
Net income tax adjustments	(7)	(17,386)	(1,636)
Net income attributable to The Medicines Company - Adjusted		$17,698	$10,646

Net income per share attributable to The Medicines Company - Adjusted
Basic		$0.33	$0.20
Diluted	(8)	$0.31	$0.19

Explanation of Adjustments:
(1) Exclude share based compensation of $4,611 and $3,114 for three months ended March 31, 2013 and March 31, 2012.
(2) Exclude restructuring charges relating to headcount reduction of $6,157 for three months ended March 31, 2013.
(3) Exclude upfront payments for research and development collaboration arrangements.
(4) Exclude amortization of intangible assets resulting from transactions with Nycomed, CSL, APP, Teva, and BMS.
(5) Exclude charges related to the acquisition of Incline and license of Recothrom.
(6) Exclude non-cash interest expense related to convertible senior notes.
(7) Net income tax adjustments reflect the estimated tax effect of the above adjustments and the impact of certain other non-operating tax adjustments, including one-time effects of changes in tax law.
(8) Reflects impact of note hedge transactions on outstanding diluted share amounts associated with convertible senior notes.

In addition to the financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted financial measures that we believe provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. These adjusted measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. We typically exclude certain GAAP items that management does not believe affect our basic operations and that do not meet the GAAP definition of unusual or non-recurring items. Other companies may define these measures in different ways.